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Exhibit 10.45

AMENDED AND RESTATED CONEXANT REVIEW AGREEMENT

        THIS AMENDED AND RESTATED CONEXANT REVIEW AGREEMENT (the "Agreement"), dated as of October 15, 2002, is entered into by and between Conexant Systems, Inc., a Delaware corporation ("Conexant"), Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. ("Jazz"), and Newport Fab, LLC, a Delaware limited liability company ("Newport Fab" and, together with Jazz, the "Companies" and each a "Company").

Recitals

        WHEREAS, Conexant directly and indirectly owns a minority of the equity securities of Jazz and Newport Fab as of the date hereof;

        WHEREAS, Jazz owns all of the membership interests of Newport Fab;

        WHEREAS, the Companies and Conexant have entered into that certain Conexant Review Agreement dated as of March 12, 2002 (the "Conexant Review Agreement"), which grants to Conexant certain rights to review the books and records of each Company, including, without limitation, financial data (including projections) and operating data covering the business, operations and financial performance of the Companies (collectively, the "Books and Records") and certain rights to consult with management of each Company regarding its operations; and

        WHEREAS, the Companies and Conexant now desire to amend and fully restate the Conexant Review Agreement in its entirety as set forth herein.

Agreement:

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          A.    Each Company shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of each Company in accordance with GAAP, to the extent GAAP is applicable. Subject to paragraph C below, each Company shall provide Conexant with reasonable access to all Books and Records during regular business hours and allow Conexant to make copies and abstracts thereof.

          B.    Subject to paragraph C below, Conexant shall have the right to consult from time to time with management of each Company at its place of business regarding operating and financial matters.

          C.    Notwithstanding anything to the contrary set forth herein, the rights granted to Conexant under this Agreement shall be subject to the limitations and restrictions placed upon Conexant by the Second Amended and Restated Stockholder Agreement by and between Conexant, Jazz, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, L.P., a Delaware limited partnership, Carlyle High Yield Partners, L.P., a Delaware limited partnership, and RF Micro Devices, a North Carolina corporation, dated as of equal date herewith (the "Stockholder Agreement"), as the same may be amended, including but not limited to Conexant's inspection rights under Section 5.3 of the Stockholder Agreement.

          D.    The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

JAZZ SEMICONDUCTOR, INC., a Delaware corporation
By:	/s/ SHU LI Shu Li President and Chief Executive Officer
NEWPORT FAB, LLC, a Delaware limited liability company
By:	/s/ SCOTT SILCOCK Scott Silcock Director of Operations
CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ DWIGHT DECKER Dwight Decker Chief Executive Officer

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AMENDED AND RESTATED CONEXANT REVIEW AGREEMENT